UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 4th May 2021

ODENZA CORP.

(Exact name of Registrant as specified in its charter)

Nevada	000-54301	None
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22/F, WANCHAI CENTRAL BUILDING

89 LOCKHART ROAD,

WAN CHAI, HONG KONG

(Address of principal executive offices)

(852) 9027-2707

(Registrant’s telephone number, including area code)

C-07-01, Block C, Level 7 Sky Park @ One City,

Jalan USJ 25/1A, 47650 Subang Jaya,

Selangor Darul Ehsan, Malaysia

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.001

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

As of 4th May 2021, Chi Ping Leung, Alexander Patrick Brazendale, Christopher David Brazendale, Adventure Air Race Investment Limited, Adventure Air Race Talents Limited, and William Alexander Cruickshank acquired control of 3,386,800 shares of the Company’s restricted common stock, representing approximately 92.54% of the Company’s total issued and outstanding common stock, from the certain sellers in accordance with common stock purchase agreements (collectively, the “Stock Purchase Agreements”). The Stock Purchase Agreements were negotiated in arm’s- length transactions.

As part of the acquisition, the following changes to the Company’s directors and officers have occurred:

●	As of 4th May 2021, Tan Sri Barry Goh Ming Choon resigned from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Secretary, and Chairman of the Board of Directors.

●	As of 4th May 2021, Mr. Chi Ping Leung, was appointed as the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

●	As of 4th May 2021, Mr. Alexander Patrick Brazendale was appointed as the Chief Marketing Officer of the Company.

●	As of 4th May 2021, Mr. Christopher David Brazendle was appointed as Chief Operating Officer of the Company.

●	As of 4th May 2021, Mr. William Alexander Cruickshank was appointed as Chief Racing Officer of the Company.

●	As of 4th May 2021, Ms. Wing Man Fok was appointed as the Secretary and Treasurer of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of 4th May 2021, Tan Sri Barry Goh Ming Choon resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Treasurer, Secretary and Chairman of the Board of Directors. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Tan Sri Barry Goh Ming Choon has been the President, Chief Executive Officer, Treasurer, Secretary and Chairman of the Board of Directors since February 2013.

The biographies for the new officers and directors of the Company are set forth below:

CHI PING LEUNG, 67, is the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company. Mr. Leung is a Chartered Certified Accountant and a Chartered Banker. His early career included underwriting for a reinsurance company in Japan, which earned him the award of the Ten Outstanding Young Persons in Industry and Commerce of Hong Kong in 1991. His later career was as CEO of the Delta Asia Financial Group in Hong Kong, Macao and Southern China, from 2008 to 2014. Mr. Leung holds Master Degrees in Business Administration and in Air Transport Management and is now involved with the business jet and aeromedical evacuation businesses.

ALEXANDER PATRICK BRAZENDALE, 43, is the Chief Marketing Officer of the Company. Alex has been the Managing Director of TCOB Media since 2007. During this time, Alex has worked with the local government to create mass participation events as well as created and executed marketing campaigns for numerous global clients.

CHRISTOPHER DAVID BRAZENDLE, 48, is the Chief Operation Officer of the Company. Chris is currently the investor-director in multiple UK businesses with chairman and director roles in the environmental services business Chaffin Holdings Limited, a property development company Bau Street Limited, building products business SWIS Distribution Limited, and the owner of a Hong Kong-based energy efficiency and waterproofing business GTIS-Asia Limited. He has experience in M&A, including management buyouts, sales, and purchases of international entities, exits of UK business to US owner, and purchases from administrators

WILLIAM ALEXANDER CRUICKSHANK, 54, is the Chief Racing Officer of the Company. William is assuming the role of Race Series Director for the WCAR. The former Royal Air Force pilot has previously been Head of Aviation and Sport for the Red Bull Air Race where he was responsible for all aspects of flying operations including flight safety designing the race courses, arranging locations and training the pilots.

WING MAN FOK, 30, is the Secretary and Treasurer of the Company. Ms. Fok currently work in Falcon Venture Capital as Business Development Manager. She previously been a leasing manager in Carlton Holding Limited which is a property development Company, based in Hong Kong.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	FORM STOCK PURCHASE AGREEMENT dated 4th May 2021, by and between the certain seller and the purchaser.

99.2	DIRECTORS RESOLUTIONS, dated 4th May 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODENZA CORP

Date: 4th May 2021	By:	/s/ CHI PING LEUNG
CHI PING LEUNG
Chief Executive Officer, President and Chairman